UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022

DORCHESTER MINERALS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3838 Oak Lawn, Suite 300, Dallas, Texas 75219
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (214) 559-0300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interest	DMLP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers, Appointment of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2022, William Casey McManemin, the Chief Executive Officer of Dorchester Minerals, L.P. (the “Partnership”), announced he will step down from his position as Chief Executive Officer of the Partnership, effective as of October 1, 2022, with a view to facilitating an orderly plan of succession among the Partnership’s senior management. In connection with Mr. McManemin’s transition, the board of managers of the indirect general partner of the Partnership (the “Board”) appointed Bradley J. Ehrman to serve as its Chief Executive Officer of the Partnership and its direct and indirect subsidiaries, effective as of October 1, 2022. Mr. McManemin will continue to support the Partnership’s key hires, M&A program and employee culture and engagement and will continue to serve as a member and Chairman of the Board.

Mr. Ehrman, age 45, served as the Company’s Engineering Manager from 2004 to 2011 when he was named Vice President of Operations. Mr. Ehrman then served as the Company’s Vice President of Operations from 2011 to 2015 when he was named Chief Operating Officer. Mr. Ehrman graduated with distinction with a Bachelor of Science in Petroleum Engineering from the University of Alberta, and received his MBA from the Jones Graduate School of Management at Rice University. The Board increased Mr. Ehrman’s base salary to $400,000 per year, effective October 1, 2022, based on his level of education and extensive history of managing the properties held by the Company.

The Board also increased the base salary for Leslie A. Moriyama, Chief Financial Officer of the Partnership, to $350,000 per year, effective October 1, 2022, in recognition of her value to the Partnership.

Mr. Ehrman and Ms. Moriyama will remain eligible for deferred compensation and discretionary bonus awards in accordance with the Company’s Equity Incentive Program, as further described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021.

Item 7.01 Regulation FD Disclosure.

On September 22, 2022, the Company issued a press release announcing the transition of Mr. McManemin and the appointment of Mr. Ehrman as his successor. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference:

In accordance with general instructions B.2 and B.6 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

99.1	Press release dated September 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORCHESTER MINERALS, L.P.

	By:	Dorchester Minerals Management LP, its general partner

	By:	Dorchester Minerals Management GP LLC, its general partner

Date: September 22, 2022	By:	/s/ William Casey McManemin
William Casey McManemin,
Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit

99.1	Press release dated September 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)